Exhibit 15.1

January 3, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 10, 2016 on our review of interim financial information of Pampa Energía S.A. (the “Company”) for the nine and three months periods ended September 30, 2016 and 2015, and included in the Company’s Form 6-K filed with the Commission on November 21, 2016, is incorporated by reference in its Registration Statement on Form F-4/A dated January 3, 2017.

Very truly yours,

PRICE WATERHOUSE & CO. S.R.L.

/s/ Dr. R. Sergio Cravero
Dr. R. Sergio Cravero (Partner)